BETWEEN THE UNDERSIGNED:

              1. - Mr. FAUGERAS - residing in MERIGNAC, 8 avenue des Martyrs de la Liberation,

                            Born in VERTHEUIL (33) on June 27, 1923.

              2. - CENTRE FRANCAIS DU SPORT, a limited liability company with a capital of twenty thousand francs, whose head office is located in MERIGNAC on avenue Kennedy - chemin de Magret, registered with the Bordeaux Corporate and Trade Register under No. 321831281 81B447,

                            Represented     by    its     manager,     Ms.
              Fabienne QUENNOUELLE,     residing    in ST-MEDARD-EN-JALLES, 26
              rue Jean Valmy Baysse - born in Paris 8th on January 25, 1957,

              3. - Mr. Jean-Marc CHICCO - residing in BOUSCAT at 320 avenue Leon Blum, Residence Medicis acting on his own behalf as well as in the name of and on behalf of POWER COMPACT - a business corporation that is being set up with a capital of 400,000 Francs whose head office shall be located on avenue Kennedy, chemin de Magret,

                            Born in MARSEILLE on December 26, 1951,

              WHEREAS:

              Through a private writing attached hereto and dated in MERIGNAC on March 30, 1981, Mr. FAUGERAS leased premises to CENTRE FRANCAIS DU SPORT located in MERIGNAC on chemin de Magret, avenue Kennedy, having an approximate area of 200 square metres built on fenced land with an approximate area of 1,200 square metres, with an office, water, drive force electricity, W.C. and sink, lighting by 4 neon tubes, telephone owned by the lessor, as well as forced air heating with a fuel tank.

              This lease went into effect on April 1, 1981 in consideration of annual rent of THIRTY-NINE THOUSAND, SIX HUNDRED Francs (39,600 F) duty free plus right to the lease.

              Among the other clauses, the lease of March 30, 1981 contained (translation) "There may be assignment with the consent of the owners".

              Contrary to the clauses of the attached lease, Mr. Chicco acknowledges having only half of the raw land at his disposal (illegible). The other half of the land being reserved to the other lease.

              NOW THEREFORE, IT WAS THEN AGREED AS FOLLOWS:

              "Effective NOVEMBER 1, 1982, Mr. CHICCO, acting in his capacity, takes the place of CENTRE FRANCAIS DU SPORT in its rights and obligations toward Mr. FAUGERAS and thus becomes the new lessee of the aforementioned premises located in MERIGNAC avenue Kennedy - chemin de Magret."

              A copy of the assigned lease remains attached hereto and was initialled by all the undersigned parties.

              Mr. FAUGERAS hereby authorizes CENTRE FRANCAIS DU SPORT to transfer his rights to the premises forming the subject hereof to Mr. CHICCO, acting in his capacity, through a private writing, whose activity shall be (translation) "The design, manufacture and marketing of electronic-based products".

              Moreover, Mr. FAUGERAS relieves the parties from the services to be made in application of Article 1690 of the Civil Code.

              Upon the execution of the March 30, 1981 lease, CENTRE FRANCAIS DU SPORT paid Mr. FAUGERAS a security deposit of 9,900 F plus a security for the telephone in the amount of 1,000 adjustable to twice the bimonthly invoices. Mr. FAUGERAS shall reimburse the sums he held as security deposits directly to CENTRE FRANCAIS DU SPORT.

              On the other hand, Mr. CHICCO, acting in his capacity, undertakes to provide, within the month following the execution hereof, a contract of suretyship in the amount of 7,000 Francs as security deposit, guaranteeing, at the end of the lessee's enjoyment and for one month after all has been moved and all keys returned, any and all sums that may be owed by the lessee as rent, refundable tax expenses, repairs or in any other way as well as those for which the lessor may be held liable.

              Moreover, within the month following the execution hereof, Mr. CHICCO shall also provide a second contract of suretyship in the amount of 6,000 Francs corresponding to the telephone.

              These sums shall not be interest bearing.

                          DECLARATION FOR REGISTRATION

              The parties declare that the right to the transferred lease was not the subject of any payment whatsoever. However and for the collection of duties, the parties assess it at ONE THOUSAND Francs.

              Mr. CHICCO shall assume the expenses, duties and fees hereof.

              Executed in BORDEAUX, in four counterparts including one for registration.

              This third day of November,
              in the year one thousand, nine hundred and eighty-two.

Read and approved                           Read and approved
(s)                                         (s)



                                            Read and approved
                                            (s)
                                            F. Quennouelle, Manager
                                            CENTRE FRANCAIS DU SPORT



                                            Registered in Bordeaux (West)
                                            On 17/11/82, Bord. 288 No.2
                                            Receipt: fifty francs
                                            (s)

LEASE 3/6/9/







OWNER:        Mr. FAUGERAS







LESSEE:       CENTRE FRANCAIS DU SPORT, whose manager is
              Ms. FABIENNE QUENNOUELLE
              Residing in Saint Medard-en-Jalles
              26 rue Jean Valmy Baysse.

                                      LEASE



BETWEEN THE UNDERSIGNED:

              Mr. Jean FAUGERAS, residing at 8 avenue des Martyrs de la Liberation, 33700 MERIGNAC, owner

                                                        Party of the first part,

AND:

              CENTRE FRANCAIS DU SPORT, whose manager is Ms. FABIENNE QUENNOUELLE, residing at 26 rue Jean Valmy Baysse in Saint Medard-en-Jalles,

acting on behalf of CENTRE FRANCAIS DU SPORT, whose head office is located in MERIGNAC on avenue Kennedy- chemin de Magret,

                                                       Party of the second part,

IT WAS AGREED AND DECIDED AS FOLLOWS:

              Mr. Jean Faugeras leases to CENTRE FRANCAIS DU SPORT, which accepts, for a term of nine years effective April 1, 1981, the lessee's only option being to end it upon expiry of each three-year period and to notify the owner at least six months in advance.

DESIGNATION:

              Premises located in MERIGNAC 33700, chemin de Magret, with an approximate area of 200 square metres built on fenced land having an approximate area of 1,200 square metres with an office, water, drive force electricity, W.C. and sink, lighting by 4 neon tubes, telephone owned by the lessor, as well as forced air heating with a fuel tank.

EXPENSES AND CONDITIONS:

              This rental takes place in accordance with the customary legal expenses and conditions and moreover under the following conditions:

              1. The premises shall be used as warehouse and workshop and to sell various material related to the lessee's business as described in the Trade Register.

              2. The lessee undertakes to maintain the leased premises in good condition.

              3. At the end of the lease, it shall return the leased premises in the condition they are in on this date after having seen and accepted them. As the parties expressly agree, the lessee undertakes in the stead and place of the lessors to make all repairs that may be necessary in the leased premises except however major repairs as defined in Artice 606 of the Civil Code which remain incumbent upon the lessors.

              4. The lessee shall accurately pay personal property taxes, all tenants' expenses and quantity charges related thereto, it shall pay all city and police costs which lessees are normally required to pay, the whole so that the lessors are never worried or required to pay them.

                     Throughout the term of the lease, the lessee alone shall assume water and electricity consumption costs, subscriber fees and telephone tolls and eventually gas supply and garbage removal expenses.

                     The lessee further undertakes not to pollute in any way La Dovozo stream where waste water from the premises flows.

              5. The lessee shall take out insurance with a solvent company to cover risks of fire, theft, tenants' risks, water damage; it shall show proof of such insurance and the payment of related premiums upon request by the lessors.

                     In the event of changes to the current layout and in the event stored products would entail an extra insurance premium, the lessee shall pay the lessor the surcharge calculated over and above the simple risk.

              6.     There may be assignment with the consent of the owners.

              7. The lessee shall not sublet all or part of the leased premises without the consent of the owners.

              8. However, the lessee may assign its right to this lease to the successor of its business, provided it remains guarantor and is jointly and severally liable with its successor for the payment of rent and the execution of all the clauses and conditions of this lease.

              9. The lessee make carry out all work and make all improvements it shall deem necessary in the leased premises, however, once the lease has expired, such work shall remain, without compensation, vested with the owners.

              10. The annual maintenance contract with Aircalo effective the upcoming July 81-82 season.

RENT:

              This rental is granted and accepted in consideration of an annual rent of THIRTY-NINE THOUSAND, SIX HUNDRED FRANCS (39,600 F) duty free, payable in advance at the lessors' domicile effective April 1, 1981, in addition to the rent, the tax to the right to the lease is 2.50 % and shall be paid with each term.

SECURITY DEPOSIT:

              Upon the execution of this lease, the leasing corporation paid Mr. FAUGERAS, who acknowledges such, the sum of NINE THOUSAND, NINE HUNDRED FRANCS (9,900 F) as security deposit.

              This security deposit shall be returned to the lessee upon termination of the enjoyment, less any sums it might owe to the lessor.

              The telephone deposit is one thousand francs, adjustable to twice the bimonthly invoices.

              In that it is a commercial premise, the aforementioned rent shall be adjusted every three (3) years in accordance with the conditions provided for by law (INSEE Index).

              It is expressly agreed that failure to pay just one term of the rent or appurtenances when due or in the event of the evidenced non-performance of just one condition of the lease and one month after simple summons to pay or execute sent to the person or to the elected domicile, containing a reference to this clause that has remained without effect, this lease shall be automatically terminated, at the lessor's discretion, even in the event of payment or performance subsequent to the expiry of the above time period and the eviction shall take place upon simple summary order.

              The lessee shall assume the expenses, costs and fees of Agence DUBOIS in this lease.

         For the execution hereof, each of the parties elects domicile in its/his/her respective residence.

              Executed in triplicate in MERIGNAC on March 30, 1981.

         Mr. (illegible) is civilly liable with respect to the rent and the various expenses ensuing from the leasing of said immovable.

Read and approved                              Read and approved
(s)                                            (s)
Fabienne Quennouelle

                                               Read and approved
                                               (s)

             Professional Civil
                Parrtnership               NOTICE WITH OFFER OF RENEWAL TENDING
                                           TO ADJUST THE RENT

             Jean-Michel LACAZE
               Claude ROCHER
               Denis LE PUIL               ON THIS TWELFTH DAY OF APRIL, IN THE
                 Yves MAS                  YEAR ONE THOUSAND, NINE HUNDRED AND
                 Bailiffs                  EIGHTY-ONE
                 Partners
           Cours Alsace Lorraine
              33000 BORDEAUX



                                           At the request of:

                                           Mr. Jean  FAUGERAS,  born in
                  VERTHEUIL (33) on June 27, 1923, residing in MERIGNAC (33700) 16 rue Andre Malraux.

                                           Electing domicile at our law firm.

                                           We, the undersigned, the Professional
                  Civil Partnership of Jean-Michel LACAZE - Claude ROCHER - Denis LE PUIL - Yves MAS, Bailiffs, Partners, Residence de BORDEAUX 33000, domiciled at 7 cours Alsace et Lorraine,

                  HAVE NOTIFIED AND INFORMED:

                                           Mr. Jean Marc CHICCO, POWER COMPACT,
                  chemin de Magret, avenue Kennedy, 33700 MERIGNAC referred to hereinafter as such:

                                           That, according to the lease under
                  private writing dated November 3, 1982, my petitioner leased him premises for commercial use located in MERIGNAC (33700) chemin de Magret, avenue Kennedy, for a term of nine years which shall expire on October 31, 1991.

                                           That my petitioner, through this
                  notification, intends to terminate said lease and consequently serve notice on Mr. Jean Marc CHICCO, POWER COMPACT, for the THIRTY FIRST DAY OF OCTOBER, ONE THOUSAND NINE HUNDRED AND NINETY-ONE.

                                           Informing him that my petitioner does
                  not intend to object, in principle, to the renewal of the lease for a term of nine years effective the expiry date of the prior notice period set out in this notice, if Mr. Jean Marc CHICCO, POWER COMPACT, intends to avail himself thereof; but that he intends to forthwith subject said renewal to the condition that the annual rent be raised to the sum of TWENTY-SIX THOUSAND, FOUR HUNDRED FRANCS (26,400 F).

                                           That consequently, he offers to grant
                  Mr. Jean Marc CHICCO, POWER COMPACT, in accordance with
                  Article 6-1 of the Order-in-Council dated September 30, 1953 amended by the Order-in-Council dated July 3, 1972, effective November 1, 1991 a new nine-year lease as per the conditions of the prior lease and in consideration of annual rent of TWENTY-SIX THOUSAND, FOUR HUNDRED FRANCS (26,400 F), payable quarterly and in advance according to the same terms and conditions.

                                           That if he intends either to contest
                  this notice or request payment of an eviction compensation, he shall, on pain of foreclosure, petition the high court of justice by summons before expiry of a two-year period effective the date for which this notice is given to him.

                                           That if he just intends to discuss
                  the amount of the above proposed rent, by accepting the principle of the renewal of his lease, Mr. Jean Marc CHICCO. POWER COMPACT, shall have the option of petitioning the presiding judge of the high court as per the conditions set out in Articles 29 and following of the order-in-council dated September 30, 1953, one month after receipt by my petitioner of a preliminary factum in accordance with the provisions of these texts, my petitioner reserving the same option if his proposal is not accepted.

Fees       126.00
SCT         24.05
1/2 DP
Art. 2      63.00
Copy P.
Art. 14                    WITHOUT PREJUDICE
Postage      2.30
          -------
D.F.       215.35          RECORDED
VAT 18.6%
Reg.        40.06
          -------

Total      255.41          COST: TWO HUNDRED AND FIFTY-FIVE FRANCS, 41 CENTIMES

                                COMMERCIAL LEASE



       BETWEEN THE UNDERSIGNED:

                            MR. Jean FAUGERAS residing in MERIGNAC - 8 avenue des Martyrs de la Liberation -

                            Born in VERTHEUIL (33 - Gironde) on June 27, 1923,

                            HEREINAFTER REFERRED TO AS THE "LESSOR",

                                                        PARTY OF THE FIRST PART,

                            Mr. Jean Marc CHICCO - residing in BOUSCAT -
       Residence Medicis - 320 avenue Leon Blum - born in MARSEILLE on December 26, 1951, acting on his own behalf as well as in the name of and on behalf of POWER COMPACT- a business corporation with a capital of 400,000 Francs, in the process of being set up whose head office shall be located in the premises forming the subject matter hereof,

                            HEREINAFTER REFERRED TO AS THE "LESSEE",

                                                        PARTY OF THE SECOND PART


                            IT HAS BEEN AGREED AND DECIDED AS FOLLOWS:

                            The aforementioned LESSOR hereby leases, in accordance with the provisions of Order-in-Council No. 53-960 dated September 30, 1953,

                            To Mr. Jean Marc CHICCO acting in his capacity,

                            The immovable property designated hereinafter located in MERIGNAC - on chemin de Magret - avenue Kennedy -

                                           DESIGNATION

                            New premises, bare, with an area of 200 square metres, no water, electricity or toilet. These premises are built on land measuring 1,200 square metres, only half of which is at the disposal of the LESSEE.

                                   AS SAID PROPERTY EXISTS IN ITS CURRENT STATE,
                            LESSEE DECLARING THAT HE IS FAMILIAR WITH IT HAVING VISITED IT WITH A VIEW TO THIS LEASE.

                               INTENDED USE OF THE LEASED PREMISES

                            The property presently leased shall be used exclusively to design, manufacture and market electronic-based products.

                                              TERM

                            This lease is granted and accepted for a term of nine full and consecutive years to take effect on November 1, 1982 and to end on October 31, 1991.

                            In accordance with the provisions of Article 3-1 of the September 30, 1953 Order-in-Council, the LESSEE shall have the option of cancelling the lease upon expiry of each three-year period in consideration of a prior notice of at least six months by registered letter with acknowledgement of receipt.

                                 GENERAL EXPENSES AND CONDITIONS

                            This lease is granted and accepted subject to the customary and legal expenses and conditions and further subject to the following ones that the LESSEE undertakes to perform without being entitled to any compensation or decrease in the rent determined hereinafter.

                            I -- The LESSEE shall take the leased premises in their condition on the effective day of the enjoyment.

                            II -- He undertakes to maintain the leased premises in good condition.

                            III -- At the end of the lease, he shall return the leased premises to the condition in which they are on this date, after having seen and accepted them.

                            As the parties expressly agree, the LESSEE undertakes in the stead and place of the LESSOR to carry out all repairs that may be required in the leased premises except however major repairs as defined in Article 606 of the Civil Code which remain incumbent upon the LESSOR.

                            IV -- The LESSEE shall accurately pay personal property taxes, all tenants' expenses and quantity charges related thereto, he shall pay all city and police costs which lessees are normally required to pay, the whole so that the LESSOR is never worried or required to pay them.

                            Throughout the term of the lease, the LESSEE alone shall assume water and electricity consumption costs, subscriber fees and telephone tolls and eventually gas supply and garbage removal expenses.

                            V -- He shall take out insurance with a solvent company to cover risks of fire, theft, tenants' risks, water damage; he shall show proof of such insurance and the payment of related premiums when so asked.

                            In the event of changes to the current layout and in the event stored products would entail an extra insurance premium, the LESSEE shall pay the LESSOR the surcharge calculated over and above the simple risk.

                            VI -- There may only be assignment with the consent of the LESSOR.

                            VII -- However, the LESSEE may assign his right to this lease to the successor of his business, provided he remains guarantor and is jointly and severally liable with his successor for the payment of rent and the execution of all the clauses and conditions of this lease.

                            VIII -- The LESSEE shall not sublet the premises forming the subject hereof without the consent of the LESSOR.

                            IX -- The LESSEE shall assume the cost of all changes or improvements required to carry on its business. However, unless he has the LESSOR's express written permission, he shall not, in the leased premises, carry out any demolition, drill holes in walls or partitions, change the layout or increase the height. In any event, once the lease has expired, such work shall remain, without compensation, vested with the LESSOR.

                                      RENT

                            This lease is entered into and accepted in consideration of an annual rent of EIGHTEEN THOUSAND FRANCS (18,000 F) duty free plus the right to the lease.

                            The LESSEE undertakes to pay the above fixed rent in four equal instalments payable in advance at regular intervals, that is, on January 1, April 1, July 1 and October 1 of each year. The rent shall be payable at the domicile of the LESSOR or his agent.

                            In that it is a commercial premise, the
       aforementioned rent shall be adjusted every three (3) years in accordance with the time restrictions, format and merits of Articles 26 and 27 of the September 30, 1953 Order-in-Council, as amended. The base index to be considered to review the rent is the INSEE Index of the construction cost for the second quarter of 1982 totalling 717.

                            It is expressly agreed that failure to pay just one term of the rent or appurtenances when due or in the event of the evidenced non-performance of just one condition of the lease and one month after simple summons to pay or execute sent to the person or to the elected domicile, containing a reference to this clause that has remained without effect, this lease shall be automatically terminated, at the LESSOR's discretion, even in the event of payment or performance subsequent to the expiry of the above time period and the eviction shall take place upon simple summary order.

                                SECURITY DEPOSIT

                            Within the month following the execution hereof, Mr. CHICCO, acting in his capacity, undertakes to provide a contract of suretyship in the amount of THREE THOUSAND Francs as security deposit, guaranteeing, until the end of the LESSEE's enjoyment and for one month after all has been moved and all keys returned, any and all sums that may be owed by the LESSEE as rent, refundable tax expenses, repairs or in any other way as well as those for which the LESSOR may be held liable.

                            This sum shall not bear interest.

                                      FEES

                            The LESSEE shall be responsible for and shall assume legal fees and expenses, stamp duties and registration costs.

                              ELECTION OF DOMICILE

                            For the execution hereof and, in particular, for the service of any extrajudicial documents or proceedings, the LESSEE elects domicile at the leased premises and the LESSOR at his abovementioned residence.

                            Executed in duplicate, one counterpart remitted to each party in BORDEAUX
                            On this third day of November, in the year one thousand, nine hundred and eighty-two.

                            Read and approved                  Read and approved

                            (s)                                (s)

                                COMMERCIAL LEASE

BETWEEN THE UNDERSIGNED: HEREINAFTER REFERRED TO AS THE LESSEE

Mr. Jean Marc Chicco residing at Residence Medecis, 320 avenue Leon Blum, in Bouscat, born in Marseille on 26/12/51, acting on his own behalf as well as in the name and on behalf of Power Compact, a business corporation with a capital of 11,232,500.00, whose head office is on avenue Magret in Merignac, party of the first part

AND THE LESSOR, Mr. Jean Faugeras, residing at 8 avenue des Martyrs de la Liberation, Merignac 33700

The above parties shall be referred to hereinafter as the "Lessee" and "Lessor" respectively

IT IS AGREED AS FOLLOWS:

Mr. Jean Faugeras enters into this lease with and leases to Mr. Jean Marc Chicco, representing Power Compact, who accepts, the premises designated hereinafter, appurtenance of an immovable located on avenue de Magret in Merignac and belonging to Mr. Jean Faugeras.

                                   DESIGNATION

A 3rd hangar of an approximate area of 269 square meters adjoining the leased hangar. Access to the hangar either by the inside or by the far side of Parc Cadera, in accordance with the undertaking of 15/6/88.

As said premises continue and conform and without the need for further designation, the Lessee declaring that he is familiar with the property having seen and visited it with a view hereto and finding it in the condition necessary for the use for which it is intended.

                                      TERM

This lease is granted and accepted for a term of 9 full and consecutive years to commence on January 1, 1989 and to end on October 31, 1997.

Upon expiry of each three-year period, the Lessee shall have the option to end this lease by sending the Lessor a prior notice of at least six months by an extrajudicial document.

                                      RENT

This lease is granted and accepted in consideration of an annual rent in principal of eighty thousand francs, duty free, Value Added Tax extra.

                                 RENT ADJUSTMENT

This rent is fixed for the first three-year period only and shall be adjusted at the outset of each of the other periods under conditions provided by applicable legislation.

Until the new rent is fixed, the past rent shall continue to apply, subject to later adjustment.

                               PRICE INDEX CLAUSE

The base index is that of the second quarter of 1988, namely, 912.

                             EXPENSES AND CONDITIONS

This lease is granted and accepted pursuant to the following expenses, clauses and conditions, notwithstanding those ensuing from law or custom, that the Lessee undertakes to respect, on pain of immediate cancellation, without prejudice of all other indemnities and damages, namely:

                                  I - EXPENSES

1. Reimburse the Lessor or his agent by paying with each installment of the rent, even on an interim basis, the share of expenses and services, garbage disposal, sewer spill, sweeping and other taxes incumbent upon the immovable and the half or any other legal quota of the special tax to benefit the FOND NATIONAL D'AMELIORATION DE L'HABITAT, (National Housing Improvement Fund), all new levies, taxes, income tax increases legally incumbent upon tenants; said expenses, services and taxes calculated in proportion to the rent or on the basis of the apportionments set out in the part ownership regulation
2. Further, directly pay all personal water, gas, electricity, telephone and other consumptions, as per his meter readings and statements as well as all income taxes incumbent upon him, such as personal property tax and business licenses, without the Lessor being held liable.

                          II -- OCCUPANCY - ENJOYMENT

3. In the leased premises, only to carry on trades corresponding to those carried on by the Lessee, excluded are car bodyworks, boiler works and other trades that might adversely affect the environment as well as other products emitting harmful products.
4. Not to assign or sublet, in whole or in part, any right to this lease, on pain of cancellation, except to a successor to his business and provided he remains as guarantor and is jointly and severally liable with his successor for the payment of the rent and the execution of the lease's conditions. In the event of assignment, a copy of the assignment shall be remitted at no cost to the owner no later than ten days before the expiry of the time period to contest.
5. Keep the premises furnished, supplied with material and goods to at all times meet the payment of the rent and the execution of the lease's conditions. At all times, keep the premises open and filled with customers.

                            III - MAINTENANCE - WORK

6. Accept the premises in their current and overall state without asking the Lessor for any repair of any kind; carry out at the outset of this lease as well as throughout its duration, all repairs, small or large, without exception, maintain the front, locks and grounds of the leased premises, this statement being simply an indication and not limitative, in that once the enjoyment has ended, the Lessee returns the premises in a perfect state of repair and maintenance. The Lessor shall maintain responsibility for the major repairs under Article 606 of the Civil Code.
     If required by one of the parties, a site inventory in several copies, which shall be attached hereto, shall be prepared by the Lessor's architect at the Lessee's expense.

7. Maintain, repair and change where necessary, at his expense, water tanks, conduits, gutters, rain water downpipes, etc., that might affect the leased premises, gas and electricity lines, plumbing fixtures, such as W.C.s, flushes, etc. guarantee them against freezing.
     Maintain, repair or replace, at his expense, glazing that might cover certain portions of the leased premises and not exercise any recourse against the Lessor because of seepage through such glazing.

8. Not to make any change, demolish, drill holes in walls or partitions, etc., without the express written consent of the Lessor or his agent. All authorized work shall be carried out on contract by the immovable and under the direction of the Lessor's architect whose fees shall be assumed by the Lessee.
     Upon expiry of the lease, all embellishments and improvements shall remain the Lessor's property unless he prefers the remittance of the premises in their original state.

9. At his expense and as many times as necessary or required by law, have the chimneys, stoves and furnaces of the leased premises swept. The Lessee acknowledges having been informed that he cannot hook up slow combustion or gas burning heating devices to the existing chimneys.
10. Without the power to discuss the urgency or claim any compensation or decrease in rent, suffer and permit all work the Lessor shall deem necessary, any blocking of yard and courtyard spaces, borrowed light and all neighboring construction that could decrease daylight and the view, regardless of the duration, not to exceed 40 days, allowing the architects, contractors, workers responsible for carrying out the work to access the leased premises.
11. Agree directly with any company on the use and consumption of gas and electricity and, as the case may be, water, without any guarantee by the Lessor. The Lessee shall reimburse the Lessor for the cost of any alteration or change in the main water and gas lines, main electricity lines and transformers, resulting from a change by the Lessee in the supply of water, gas and electricity.
12. At the end of the enjoyment, return the premises in good state of repair of all types. At his expense, have the Lessor's architect prepare a list of the Lessee's repairs and pay the amount.

                          IV -- LIABILITY - RECOURSES

13. Insure himself with a reputable company against the breakage of glass, fire, explosions and water damage to cover his movables, material and goods as well as to cover tenants' risks and recourses by neighbors, with assignment in favour of the Lessor. The insurance policies shall contain a waiver to all recourses against the owner and his agent. Justify any request regarding the existence and the terms and conditions of said policies and the payment of the premiums.
     Pay or reimburse all insurance premiums or extra premiums that would be claimed from the Lessor because of the exercise of his business or the nature of his goods.
14. Immediately notify the Lessor or his agent of accidents that might occur in the water, gas or electricity lines, otherwise he shall be liable for the damages these accidents might cause: by his own means and at his own expense, he shall protect the immovable's fixtures against detected leaks during the time it takes to notify the contractors and carry out the work.

15.  Waive any recourse in liability against the Lessor:
     a) - in the event of theft, breaking and entering or any delictual or criminal act of which the Lessee may be a victim in the leased premises or the appurtenances of the immovable;
     b) - in the event of change or cutback in the guard services of the immovable, for all consequences that would result from the remittance of keys by the Lessee to the janitor;
     c) - in the event the premises would be destroyed in whole or in part or expropriated;
     d) - in the event of trouble affecting the enjoyment by the fault of third parties regardless of their capacity, the Lessee to act directly against them without impleading the Lessor or his agent;
     e) - in the event of humidity, leaks, seepage or any other cause as well as leaks in common lines obscured by housing set up by the Lessor. The Lessee shall moreover insure himself against such risks;

     f) - in the event of the interruption, even prolonged, of water, gas, electricity, heating or elevator;
     g) - in the event of the lack of aeration or lighting in basements, if any, as in the case of flood, even by sewer backup, the Lessor not being liable for damaged goods or for any other damage.

                              V - IMMOVABLE BY-LAW

16. Refrain from anything that could disrupt, by his action or the action of people working for him, other businesses in the immovable, the tranquility of other occupants and the orderly conduct of business. Not to package or unpackage in the common areas of the immovable. Not allow any vehicle to access the immovable's yard. Apart from the front, not to display any sign, crate or flower pot in the windows and doors of the immovable, or any other item of whatever nature. Not have any noisy or dirty animal. Not conduct or allow any sale by public auction in the leased premises, in any event whatsoever, even after death. Comply with the by-laws established by the Lessor or his agent for the beating of carpets, the removal of garbage, the proper running and the tranquility of the immovable or the part ownership regulation.
17. Pay all city and police expenses usually incumbent upon tenants. Correctly pay all taxes and personal levies, movable or otherwise, incumbent upon tenants so that the Lessor is never worried or sought after in any way in this respect. Assume personal responsibility for all administrative or other authorizations that may be necessary.
18. Allow the Lessor, his representative, architect or contractors to access the leased premises as often as shall be necessary. Where a notice shall have been given within the prescribed time limits or six months before expiry of this lease, the Lessor shall be entitled to post a sign at the location of his choosing and the Lessee shall be obliged to allow the leased premises to be visited during business days and hours on pain of damages.
19. Not to overload the floors and, in the case of doubt, ascertain the authorized weight with the immovable's architect.
20. Not install any machine or motor without the Lessor's written authorization. Immediately remove those installed after authorization if their operation would warrant justified claims from tenants or neighbours.
21. It is formally agreed that all tolerances by the Lessor regarding the above conditions regardless of the frequency and duration cannot be considered as amending or deleting these conditions or as generating any right whatsoever. The Lessor or his agent may always terminate it.

                                     SPECIAL CLAUSES

Harmful products or chemical products may not be stored without the Lessor's consent.

                                     SECURITY DEPOSIT

Upon the execution hereof, the Lessee pays the Lessor or his representative the sum of fifteen thousand francs which may eventually be replaced by a contract of suretyship for the same value which shall neither bear interest nor be chargeable for the last months of the enjoyment and which shall be returned to him upon termination of the enjoyment less any sums the Lessee may owe the Lessor or for which the Lessee may be liable.

                                                               INCLUDING RECEIPT

In the event of a change in rent, the security deposit shall be adjusted accordingly.

                               CANCELLATION CLAUSE

     It is expressly agreed that failure to pay just one installment of the rent and appurtenances when due or in the event of the non-performance of just one condition of the lease and one month after simple summons that remains unanswered, this lease shall be automatically terminated, at the Lessor's discretion, without the need for further formalities except simple summary order to, if need be, compel the Lessee to vacate the premises and order the sale of the movables and goods, notwithstanding any subsequent offers and conciliations; in this case, the Lessor shall keep the rent paid in advance as compensation without prejudice to his right to the payment of the rent accrued or to accrue including the term commenced upon the vacancy of the premises, the price of tenants' repairs and subject to all other rights and actions.

     In the event of the Lessee's death, his heirs and representatives shall be jointly and severally liable for the payment of the rent and the performance of the conditions of the lease.

                                  REGISTRATION

     The parties require the registration until _______________________________.

     For the registration only, the extraordinary expenses of the lease are evaluated at __________________________________________________________________.

                                      FEES

     The Lessee is bound to pay all the current and future costs, duties and fees hereof,

                                  JURISDICTION

     For any disputes involving this lease or its consequences, the parties elect the exclusive jurisdiction of the Bordeaux court system.

                              ELECTION OF DOMICILE

     For the execution hereof, the parties elect domicile, namely:

     -Lessor: 8 avenue des Martyrs de la Liberation, 33700 Merignac -Lessee: In the leased premises

Executed in three counterparts, in Merignac, on January 1, 1989.


(s)                                                          (s)

ON THIS THIRD DAY OF NOVEMBER,
IN THE YEAR ONE THOUSAND, NINE HUNDRED
AND EIGHTY-NINE

AT THE REQUEST OF:

              Mr. FAUGERAS

              16 rue Andre Malraux

              33700 MERIGNAC

Electing domicile at our law firm

One of the undersigned partners of the Professional Civil Partnership of Paul CELLE, Catherine CELLE and Michel LICHTWITZ, Bailiffs, in BORDEAUX, 8 rue Castelnau dAuros,

HAVING STATED AND DECLARED TO:
         1.-      Mr. Jean Marc CHICCO
                  Avenue Leon Blum
                  320 Residence Medicis
                  33110 LE BOUSCAT
         2.-      POWER COMPACT
                  Chemin Magret
                  Avenue Kennedy
                  MERIGNAC
                  33700 MERIGNAC
                  represented by its legal representatives domiciled in such capacity at said head office

That according to the rider dated November 3, 1982, Mr. FAUGERAS, owner, leased commercial premises located in MERIGNAC, chemin Magret, avenue Kennedy, to Mr. Jean Marc CHICCO and to POWER COMPACT.

That this rider was concluded for a term of 3, 6, 9 years expiring on April 1, 1990 and in consideration of annual rent which, after adjustment, was: 56,448.00 Frs. (INSEE Index, 3rd quarter, 1986).

That to terminate such lease, our petitioner gives NOTICE and further refers to the SIX MONTH period set out in the first paragraph of Article 5 of the September 30, 1953 Order-in-Council.

That this notice is given to give rise to the right to renewal of the tenant and to determine the conditions of the new lease.

That the petitioner wants this renewal to occur according to the following new conditions:
-   Adjustment in the price of the rent which shall be 60,578.34 Frs. Annually.

Bearing in mind that pursuant to Article 1 of the Act of January 2, 1970; the 5th paragraph of Article 5 of Order-in-Council No. 53960 dated September 30, 1953 is thus amended; "The notice must be given by extrajudicial document. It must on pain of nullity: stipulate the reasons for which it is given and indicate that the tenant who intends to either contest the notice or request the payment of an eviction compensation, must, ON PAIN OF FORECLOSURE, petition the court before expiry of a period of TWO YEARS effective the date for which the notice was given."

WITHOUT PREJUDICE
RECORDED

COST OF THE INSTRUMENT

         Fees               63.00
         S.C.T. (1)         23.26
         Postal charges      4.50
         Fixed duty         31.50

***      Interim cost      144.89
Including V.A.T.            22.73

         (1) S.C.T.: Service de Compensation des Transports (Conveyance Compensation Service)


                               ** FILE NO. 10065**

                                 DEED NO. 83265

                            **** VERY IMPORTANT ****
                   ** REMEMBER THE ABOVE FILE NUMBER FOR EACH
                               SETTLEMENT OR MAIL.

                          This instrument was remitted by a sworn clerk in accordance with the conditions indicated under the below item marked by an "X' and in accordance with the statements made to said clerk.

                  (...)
               -----------------------------------------------------------------------------
                 (LEGAL      /X/      To MR.                    Name CARDOLACCIA
                 PERSON)                                             -----------
                                      First name Christian  Title Director of Administration
                                                 ---------        --------------------------
                                      and Finance for POWER COMPACT who declared
                                      -----------
                                      being the legal representative (the
                                      document was remitted in a sealed envelope
                                      under the conditions set out in Article
                                      657 of the NCCP). Notification card
                                      provided for by law was remitted and the
                                      simple letter under Article 658 of the
                                      NCCP containing a copy of the instrument
                                      was sent on the first  business day following the date
                                      of this instrument.
               -----------------------------------------------------------------------------
 (REMITTED AT   / /      As  circumstances  made it  impossible  to serve  the  person,  the
THE DOMICILE,            instrument   was  remitted  in  a  sealed   envelope   without  any
    AT THE               references  except,  on one  side,  the  name  and  address  of the
 RESIDENCE OR            recipient of the  instrument  and, on the other side, the Bailiff's
AT CITY HALL)            stamp affixed to the flap of the envelope A  notification  card was left at the domicile.



               -----------------------------------------------------------------------------
                  (...)
                  (...)
                  (...)
               -----------------------------------------------------------------------------
                /X/     no one was able or wanted to accept the instrument and
                        verifications indicate that the recipient clearly lives at the indicated address.
                        To the city hall of Bruges
                        where  acknowledgement  of receipt was given. A  notification  card was left at the domicile and the letter  under  Article 658  of the
                        New Code of Civil  Procedure  was sent to  Mr. J.  Marc  Chicco  on
                        8/11/89
               -----------------------------------------------------------------------------
                  (...)